EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-105557 and 333-137281) of Medis Technologies Ltd. of our reports dated March 30, 2009, with respect to the consolidated financial statements of Medis Technologies Ltd., and the effectiveness of internal control over financial reporting of Medis Technologies Ltd., included in this Annual Report on Form 10-K for the year ended December 31, 2008.

Tel-Aviv, Israel March 30, 2009	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global